UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1 TO CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2007 (January 28, 2007)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 29, 2007, GateHouse Media, Inc. (the “Company”) issued a press release announcing the entry into an agreement to acquire all of the issued and outstanding capital stock of SureWest Directories, and filed a Current Report on Form 8-K dated January 30, 2007 (the “Current Report”) with the Securities and Exchange Commission that included a copy of such press release. The Current Report inadvertently set forth the disclosure under Item 8.01 of Form 8-K instead of Item 1.01 of Form 8-K.

The Company hereby amends and restates the Current Report in its entirety to read as follows:

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On January 28, 2007, GateHouse Media, Inc. signed a definitive share purchase agreement to acquire all of the issued and outstanding capital stock of SureWest Directories from SureWest Communications for a purchase price of $110.0 million, including $3.5 million of working capital, for a net purchase price of $106.5 million. The transaction has been structured with a 338h(10) election by the seller. The parties to the agreement are GateHouse Media, Inc., as purchaser, SureWest Communications, as seller, and SureWest Directories. On January 29, 2007, GateHouse Media, Inc. issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, announcing the signing of the agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 29, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/ Michael Reed
Michael Reed
Chief Executive Officer

Date: February 6, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press Release dated January 29, 2007